+

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2025

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4700 Mercantile Dr.

Fort Worth, TX 76137

(Address of principal executive offices) (Zip Code)

(518) 535-9125

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 26, 2025, Vroom, Inc. (the “Company”) disclosed certain unaudited pro forma consolidated financial information and explanatory notes (the “Pro Forma Financial Information”) for the Company and its consolidated subsidiaries. The Pro Forma Financial Information is provided for informational purposes only and gives effect to (i) the Company's plan of reorganization, which became effective on January 14, 2025 (the “Effective Date”), as described in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2025, and (ii) our adoption of fresh start accounting on the Effective Date.

The Pro Forma Financial Information is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference. .

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following Pro Forma Financial Information, giving effect to the Company's plan of reorganization and adoption of fresh start accounting on the Effective Date, is attached as Exhibit 99.1 hereto and incorporated herein by reference:

•Unaudited pro forma consolidated balance sheet as of December 31, 2024

•Unaudited pro forma consolidated statement of operations for the year ended December 31, 2024

(d) Exhibits.

Exhibit No.	Description

99.1	Pro Forma Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: March 26, 2025	By:	/s/ Agnieszka Zakowicz
Agnieszka Zakowicz
Chief Financial Officer